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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of report: August 13, 2001

                 Date of earliest event reported: August 10, 2001


                             IMAGEWARE SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                   CALIFORNIA
                 (State or other jurisdiction of incorporation)



              001-15757                                   33-0224167
        (Commission File No.)                  (IRS Employer Identification No.)





                              10883 THORNMINT ROAD
                           SAN DIEGO, CALIFORNIA 92127
              (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (858) 673-8600



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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On August 10, 2001, ImageWare Systems, Inc. ("ImageWare") closed its acquisition of all of the outstanding membership interests of Castleworks LLC, a Nevada limited liability company ("Castleworks"), and E-Focus West LLC, a Nevada limited liability company ("E-Focus"), from Castle Holdings LLC, a Nevada limited liability company ("Castle Holdings"). The transaction was consummated pursuant to the Membership Interest Purchase Agreement dated as of August 10, 2001 (the "Purchase Agreement") between ImageWare and Castle Holdings. As a result of this transaction, Castleworks and E-Focus became wholly owned subsidiaries of ImageWare.

                  The purchase price consisted of the issuance of 600,000 shares of ImageWare common stock and $100,000 in cash, paid from ImageWare's general working capital; PROVIDED, HOWEVER, that 50,000 of the shares are subject to an escrow for a period of thirteen months (which thirteen month period could be extended in the event any claims are made) to satisfy the indemnification obligations of Castle Holdings that run in favor of ImageWare and its affiliates.

                  An additional 100,000 shares of ImageWare common stock were issued and delivered at closing to the escrow agent as contingent shares, to be paid to Castle Holdings if the closing price of ImageWare's common stock shall fail to be equal to or greater than six dollars and fifty cents ($6.50) for at least any ten trading days during a period of one year from the date of the Purchase Agreement. The purchase price and the contingent share arrangement were determined in negotiations between ImageWare and Castle Holdings and their respective representatives.

                  Prior to the acquisition, the assets of Castleworks and E-Focus were used in the business of developing software for electronic or digital imaging for photographic purposes, and ImageWare will continue to use the assets for the same or similar purposes after the acquisition.

ITEM 7.           FINANCIAL STATEMENTS.

                  (a)      Financial Statements of Businesses Acquired.

                           Financial statements related to the transaction described in Item 2 above are not required to be filed with this report or by any amendment hereto.

                  (b)      Pro Forma Financial Information.

                           Pro forma financial information related to the transaction described in Item 2 above is not required to be filed with this report or by any amendment hereto.

                  (c)      Exhibits

                  2.1 Membership Interest Purchase Agreement dated August 10, 2001, by and between ImageWare and Castle Holdings.

                  99.1     Press Release dated August 13, 2001.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           IMAGEWARE SYSTEMS, INC.


Dated: August 13, 2001                     By: /s/ Wayne G. Wetherell
                                              ----------------------------------
                                                      Wayne G. Wetherell
                                                      Chief Financial Officer


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